                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                February 28, 2006

Columbia Funds Series Trust
One Financial Center
Boston, MA 02111

     Re: Shares of Beneficial Interest of
         Columbia Funds Series Trust

Dear Ladies and Gentlemen:

     We refer to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (SEC File Nos. 333-89661; 811-09645) (the "Registration Statement") of Columbia Funds Series Trust (the "Trust") relating to the registration of an indefinite number of Shares of Beneficial Interest of the Trust's Funds (collectively, the "Shares").

     We have been requested by the Trust to furnish this opinion as Exhibit 99.23(1)(1) to the Registration Statement.

     We have examined such records, documents, instruments, and certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization for registration and sale of Shares of each of the Funds. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery of the Shares by sale or in accord with the Funds' dividend reinvestment plan in accordance with the description

February 28, 2006
Page Two


set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

     We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

     In addition, we consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information.

                                        Very truly yours,

                                        /s/ MORRISON & FOERSTER LLP

                                        MORRISON & FOERSTER LLP